Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2014

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2014.

Revenues for the three months ended October 31, 2014, amounted to $4,642,649 compared to revenues of $4,218,764 in the comparable 2013 three-month period.

Net income for the three months ended October 31, 2014 was $438,672, or $.22 per share, compared to net income of $436,024, or $.22 per share, in the comparable 2013 three-month period.

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Dated: December 3, 2014